 Exhibit 99.1

Aqua Metals Announces Progress on Long-Term Financing, Operational Achievements, and Ongoing Commercial Development, Reports Third Quarter 2024 Results

Company Produces High-Purity, Battery-Grade Lithium Carbonate from Pilot Operations, Working to Advance Financing and Commercial Agreements

RENO, Nev., November 14, 2024 – Aqua Metals, Inc. (NASDAQ: AQMS), a leader in sustainable lithium battery recycling, today reported financial results for the third quarter ended September 30, 2024 and provided an update on its operations, commercial initiatives, and ongoing strategic financing efforts.

The past quarter has seen Aqua Metals make significant strides in producing high-purity lithium carbonate and conducting advanced due diligence processes with potential financing and commercial partners. The Company is focused on preparing its Sierra AquaRefining™ Campus (ARC) for commissioning, supported by a financing strategy designed to secure capital for the facility's full buildout in two phases, while also positioning the Company as a future-ready solution for cost-effective, environmentally sustainable battery recycling.

Recent Highlights and Progress :

1.	Pilot Facility Operations

Aqua Metals’ pilot facility has continued to demonstrate 24-hour operational capacity, producing high-purity, battery-grade lithium carbonate at over 99.5% purity. The Company believes it is the only recycler in the United States delivering kilogram quantities of battery-grade, recycled lithium carbonate. These consistent operations have enabled Aqua Metals to deliver samples to potential off-takers and battery manufacturers, demonstrating the quality of its recycled materials. The Company believes that the sustained 24-hour operations clearly demonstrate the scalability and reliability of Aqua Metals’ Li AquaRefining™ process, reinforcing the Company’s readiness to expand to commercial-scale recycling.

2.	Strategic Financing and Commercial Initiatives

The Company is evaluating term sheets as it advances long-term financing and commercial supply and off-take partnerships. Aqua Metals’ management is actively engaged in due diligence to finalize these agreements, with anticipated milestones in the months ahead. The Company is in active discussions to secure strategic financing and additional commercial supply agreements that support its long-term growth objectives, enabling the efficient build-out of recycling capacity at the Sierra ARC.

3.	Sierra ARC Development and Partner Engagement

While the Sierra ARC facility awaits final financing for completion, Aqua Metals has continued preparing the site for rapid commissioning, with structural and infrastructure upgrades already in place. The facility has hosted site visits from industry leaders, underscoring its preparedness for rapid equipment installation and commissioning upon securing necessary capital. Once funding is complete, the Company anticipates an accelerated turnaround of six to nine months to bring the facility into commercial operation, initially with a 3,000 tonne per year black mass processing capacity, with plans to expand to 10,000 tonnes.

4.	Cost and Environmental Efficiency

Aqua Metals’ AquaRefining™ technology represents a next-generation recycling approach designed to eliminate the production of sodium sulfate, a costly byproduct of traditional recycling methods. Unlike other processes that require extensive chemical usage and lead to significant byproduct handling and disposal costs, AquaRefining™ is designed to reduce both expenses and environmental impact. This approach is intended to not only ensure a decarbonized, clean workplace but also result in millions of dollars in savings on chemical purchases, waste handling, and compliance each year as the Company reaches scale at the Sierra ARC.

Looking Ahead

Aqua Metals’ main priority is securing long-term funding to complete Phase 1 and Phase 2 of the Sierra ARC facility, with commissioning expected within two to three quarters after securing capital. The facility site is prepped for a rapid buildout, with infrastructure in place to support an efficient, six to nine month timeline to operational readiness once funding is finalized.

The Company is also advancing commercial partnerships to ensure consistent feedstock supply and additional offtake customers, building on recent samples sent to OEMs and battery material companies. In parallel, pilot operations continue to validate AquaRefining™ technology, underscoring our commitment to efficient, low-cost, and sustainable recycling solutions.

Shareholders and the public can expect further updates on progress with secured funding, commercial partnerships, and operational milestones early in the new year as due diligence processes conclude. Aqua Metals remains committed to transparency and will continue to keep stakeholders informed as key milestones are achieved.

“Our team has been hard at work, advancing key strategic partnerships and preparing the Sierra ARC for commercial deployment as we move forward with long-term financing and commercial discussions,” said Steve Cotton, President and CEO. “This quarter’s accomplishments and recent milestones showcase both the scalability of our technology and our commitment to building a financially resilient and environmentally sound recycling business. We’re encouraged by the validation from industry leaders and are fully focused on bringing the Sierra ARC online to drive sustainable growth in the U.S. battery materials supply chain.”

Conference Call and Webcast

The Company will hold a conference call to discuss results and corporate developments today at 4:30 p.m. ET. Investors can access the live conference call at https://event.webcasts.com/aqms or from the investor relations section of the Company’s website at https://ir.aquametals.com/. Alternatively, interested parties can access the audio call by dialing 877-407-9708 (toll-free) or 201-689-8259 (international).

Following the conclusion of the live event, a replay will be available by dialing 877-660-6853 or 201-612-7415 and using passcode 13749849. The webcast replay will also be available in the “News / Events” section of the Aqua Metals website.

About Aqua Metals

Aqua Metals, Inc. (NASDAQ: AQMS) is reinventing metals recycling with its patented AquaRefining™ technology. The Company is pioneering a sustainable recycling solution for materials strategic to energy storage and electric vehicle manufacturing supply chains. AquaRefining™ is a low-emissions, closed-loop recycling technology that replaces polluting furnaces and hazardous chemicals with electricity-powered electroplating to recover valuable metals and materials from spent batteries with higher purity, lower emissions, and minimal waste. Aqua Metals is based in Reno, NV and operates the first sustainable lithium battery recycling facility at the Company’s Innovation Center in the Tahoe-Reno Industrial Center. To learn more, please visit www.aquametals.com.

Aqua Metals Social Media

Aqua Metals has used, and intends to continue using, its investor relations website (https://ir.aquametals.com), in addition to its Twitter, Threads, LinkedIn and YouTube accounts at https://twitter.com/AquaMetalsInc  (@AquaMetalsInc), https://www.threads.net/@aquametalsinc (@aquametalsinc), https://www.linkedin.com/company/aqua-metals-limited and https://www.youtube.com/@AquaMetals respectively, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as "expects," "contemplates," "anticipates," "plans," "intends," "believes", "estimates", "potential" and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. The forward-looking statements in this press release include our expectations for our pilot and commercial-scale recycling plants, our acquisition of the necessary funding to fully develop the Sierra ARC facility, our ability to recycle lithium-ion batteries on a scaled and economically efficient basis and the expected benefits of recycling lithium-ion batteries. Those forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially, including, but not limited to, (1) the risk that we may not be able to successfully acquire the funding necessary to develop our Sierra ARC facility, (2) even if we are to able acquire the necessary funding, the risk we may not be able to successfully develop the Sierra ARC facility or realize the expected benefits from such facility; (3) the risk that we may not be able to acquire the funding necessary to maintain our current level of operations; and (4) those risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed on March 28, 2024. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Contact Information

Investor Relations

Bob Meyers & Rob Fink

FNK IR

646-878-9204

aqms@fnkir.com

Media

David Regan

Aqua Metals

415-336-3553

david.regan@aquametals.com

Source: Aqua Metals

AQUA METALS, INC.

Condensed Consolidated Balance Sheets - Unaudited

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$2,950	$16,522
Note receivable - LINICO	250	600
Accounts receivable	486	67
Inventory	330	929
Prepaid expenses and other current assets	148	181
Total current assets	4,164	18,299

Non-current assets
Property, plant and equipment, net	16,615	10,347
Intellectual property, net	164	281
Other assets	7,540	4,673
Total non-current assets	24,319	15,301

Total assets	$28,483	$33,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,477	$1,836
Accrued expenses	2,314	2,467
Lease liability, current portion	286	275
Note payable, current portion	2,988	35
Total current liabilities	7,065	4,613

Non-current liabilities
Lease liability, non-current portion	520	—
Note payable, non-current portion	—	2,923
Total liabilities	7,585	7,536

Commitments and contingencies (see Note 12)

Stockholders’ equity
Common stock; $0.001 par value; 300,000,000 shares authorized; 6,855,991 and 6,826,572, shares issued and outstanding as of September 30, 2024, respectively and 5,415,433 and 5,394,005 shares issued and outstanding as of December 31, 2023, respectively	7	5
Additional paid-in capital	261,410	249,790
Accumulated deficit	(240,327)	(223,215)
Treasury stock, at cost; common shares: 29,419 and 21,428 as of September 30, 2024 and December 31, 2023, respectively	(192)	(516)
Total stockholders’ equity	20,898	26,064

Total liabilities and stockholders’ equity	$28,483	$33,600

AQUA METALS, INC.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Product Sales	$—	$25	$—	$25

Operating cost and expense
Plant operations	1,617	1,770	6,198	4,316
Research and development cost	398	389	1,349	1,359
Loss (gain) on disposal of property, plant and equipment	448	—	448	(23)
General and administrative expense	2,748	2,815	9,170	8,670
Total operating expense	5,211	4,974	17,165	14,322

Loss from operations	(5,211)	(4,949)	(17,165)	(14,297)

Other income and (expense)
Interest expense	(83)	(87)	(273)	(518)
Interest and other income	84	489	329	903

Total other income, net	1	402	56	385

Loss before income tax expense	(5,210)	(4,547)	(17,109)	(13,912)

Income tax expense	—	—	3	—

Net loss	$(5,210)	$(4,547)	$(17,112)	$(13,912)

Weighted average shares outstanding, basic and diluted	6,816,190	5,080,889	6,171,512	4,455,199

Basic and diluted net loss per share	$(0.76)	$(0.89)	$(2.77)	$(3.12)